As filed with the Securities and Exchange Commission on October 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	03-0608147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1489 West Warm Springs Rd., Suite 110

Henderson, Nevada 89014

(305) 521-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael C. Battaglia

President and Chief Executive Officer

Blink Charging Co.

1489 West Warm Springs Rd., Suite 110, Henderson, Nevada 89014

(305) 521-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

David M. Doney, Esq.

Esther L. Moreno, Esq.

Akerman LLP

401 East Jackson Street, Suite 1700

Tampa, Florida 33602

Telephone: (813) 209-5070

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐
Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus which covers the offering, issuance and sale by us of up to $100,000,000 in the aggregate of the securities identified herein from time to time in one or more offerings; and

●	an at-the-market offering prospectus supplement covering the offer, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of shares of our common stock that may be issued and sold under our at the market offering agreement (the “Sales Agreement”), dated October 30, 2026 with H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC and StoneX Financial Inc. (each, a “Sales Agent” and collectively, the “Sales Agents”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at-the-market offering prospectus supplement immediately follows the base prospectus. The $100,000,000 of common stock that may be offered, issued and sold under the at-the-market offering prospectus supplement is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement with the Sales Agents, any portion of the $100,000,000 included in the at-the-market offering prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the $100,000,000 of securities registered pursuant to this registration statement includes $100,000,000 of unsold securities (the “Unsold Securities”) previously registered on our registration statement on Form S-3 (File No. 333-275123), which was initially filed with the Securities and Exchange Commission on October 20, 2023 and declared effective on November 2, 2023 (the “Prior Registration Statement”). In connection with the registration of the Unsold Securities on the Prior Registration Statement, we paid a registration fee of $14,760, which will continue to be applied to the Unsold Securities.

Pursuant to Rule 415(a)(5)(ii) under the Securities Act, we may continue to offer and sell Unsold Securities under the Prior Registration Statement until the earlier of the effective date of this registration statement and 180 days after the third anniversary of the initial effective date of the Prior Registration Statement. If, after the filing date hereof and prior to the effectiveness of this registration statement, we sell any Unsold Securities pursuant to the Prior Registration Statement, we will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.

Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 30, 2026

PROSPECTUS

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

We may offer for sale from time to time, either separately or together in one or more offerings, up to $100,000,000 in aggregate offering price of shares of common stock of Blink Charging Co. (“Blink” or the “Company”), par value $0.001 per share (which we refer to herein as “common stock”), shares of preferred stock of the Company, par value $0.001 per share (which we refer to herein as “preferred stock”), debt securities of the Company (which we refer to herein as “debt securities”), warrants to purchase the common stock, preferred stock or debt securities of the Company (which we refer to herein as “warrants”), rights to purchase the common stock, preferred stock or debt securities of the Company (which we refer to herein as “rights”), units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of securities (which we refer to herein as “units”) (collectively, the common stock, preferred stock, debt securities, warrants, rights and units are referred to herein as the “securities”) in one or more transactions under this base prospectus (which we refer to herein as the “prospectus”) and the applicable prospectus supplement (which we refer to herein as the “prospectus supplement”).

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering, will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our shares of common stock trade on The Nasdaq Capital Market under the symbol “BLNK.” On October 28, 2026, the closing price of our common stock was $0.41 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement. There is currently no market through which the securities, other than the common stock, may be sold and purchasers may not be able to resell the securities purchased under this prospectus and the applicable prospectus supplement. This may affect the pricing of the securities, other than the common stock, in the secondary market, the transparency and availability of trading prices, and the liquidity of these securities.

We may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 3 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell to the public any or all of the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $100,000,000. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement or free writing prospectus, you should rely upon the prospectus supplement or free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of the date of this prospectus, and our business, financial condition, results of operations and prospects may have changed since that date.

Market data and certain other statistical information in this prospectus and the documents incorporated by reference are based on information from independent industry organizations and other third-party sources, including industry publications, surveys and forecasts, as well as management’s estimates. While we believe such information is reliable, we have not independently verified any third-party information.

The mark “Blink” is our registered trademark in the United States and in a number of other jurisdictions. We have registered other trademarks and also use certain trademarks, trade names and logos that have not been registered. We claim common law rights to unregistered trademarks, trade names and logos. All references in this prospectus to “Blink,” “Blink Charging,” the “Company,” “we,” “us,” “our” or similar references refer to Blink Charging Co. and its consolidated subsidiaries, except where the context otherwise requires.

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ABOUT THE COMPANY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy our securities.

Overview

We are a leading owner, operator and provider of electric vehicle (“EV”) charging equipment and networked EV charging services in the U.S. and international markets for EVs. Our principal line of products and services consists of the Blink Network, a proprietary, cloud-based system that operates, maintains and manages Blink charging stations and handles the associated charging data, back-end operations and payment processing, and Blink EV charging equipment, also known as electric vehicle supply equipment (“EVSE”), together with other EV-related services. Fleets, property owners and managers, parking companies, and state and municipal entities (collectively, the “Property Partners”) use our services to monitor and manage their charging stations, and EV drivers use the Blink Network to find stations and pay for charging sessions.

We offer Level 2 charging equipment for commercial, residential and public locations, international Level 2 AC and DC products, DC fast charging equipment ranging from 30kW to 600kW, the Blink Network, the Blink Charging mobile applications for iOS and Android, and energy management and fleet management software.

To capture more revenues derived from providing EV charging equipment and to help differentiate our company in the EV infrastructure market, we offer a comprehensive range of solutions for EV charging equipment and services that generally fall into one of the business models below, differentiated by who owns the equipment and who bears the costs of installation, equipment, maintenance, and the percentage of revenue shared.

●	In our Blink-owned turnkey business model, we incur the charging equipment and installation costs. We own and operate the EV charging station and provide connectivity of the charging station to the Blink Network. In this model, which favors recurring and repeat revenues, we incur most costs associated with the EV charging stations; thus, we retain substantially all EV charging revenues after deducting network connectivity and processing fees. Our agreement with the Property Partner typically lasts nine years, with extensions that can bring the term to 27 years.

●	In our Blink-owned hybrid business model, we incur the charging equipment costs while the Property Partner incurs the installation costs. We own and operate the EV charging station and provide connectivity to the Blink Network. In this model, since the Property Partner incurs the installation costs, we share more of the EV charging revenues with the Property Partner after deducting Blink Network connectivity and processing fees. Our agreement with the Property Partner typically lasts seven years, with extensions that can bring the term to 21 years.

●	In our host-owned business model, the Property Partner purchases, owns, and operates the Blink EV charging station and incurs the installation costs. We work with the Property Partner by providing site recommendations, connectivity to the Blink Network, payment processing, and optional maintenance services. In this model, the Property Partner retains all the EV charging revenues after deducting Blink Network connectivity and processing fees.

Corporate Information

We were incorporated in Nevada in October 2006. Our principal executive offices are located at 1489 West Warm Springs Rd., Suite 110, Henderson, Nevada 89014, and our telephone number is (305) 521-0200. We maintain a website at www.blinkcharging.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information on, or accessible through, our website is not part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under Part I, Item 1A of our most recent annual report on Form 10-K, as updated by Part II, Item 1A in our quarterly reports on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and applicable prospectus supplement, together with the other information in this prospectus and applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are generally identified by the use of words such as “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “believe,” “intend,” “could” and similar terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in these forward-looking statements.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, and in our other filings made from time to time with the SEC after the date of this prospectus.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them except as required by law.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes, which may include the deployment of EV charging stations, working capital, product development, and the costs of acquiring or investing in complementary businesses, products and technologies. Until we apply the proceeds to their intended purposes, we may invest these proceeds in short-term, interest-bearing, investment-grade securities or hold them as cash.

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DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material terms of our capital stock and is not intended to be a complete summary of the rights and preferences of our capital stock. It is qualified in its entirety by reference to our Articles of Incorporation, as amended (the “Articles of Incorporation”) and our Bylaws, as amended (the “Bylaws”). You should read the Articles of Incorporation and the Bylaws for a full description of the rights and preferences of our securities.

Authorized Capital Stock

We are authorized to issue 540,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share. As of October 29, 2026, there were 145,201,164 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common stock

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock may, pursuant to Article VI of our Bylaws, receive dividends out of funds legally available if our board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future.

Voting Rights. In accordance with Nevada Revised Statutes Section 78.350, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Articles of Incorporation.

No Preemptive or Similar Rights. In accordance with Nevada Revised Statutes Section 78.267, our common stock is not entitled to preemptive rights. Our common stock is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distribution. In accordance with Nevada Revised Statutes Sections 78.565 to 78.620, if we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable among the holders of our common stock and our participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable. In accordance with Nevada Revised Statutes Sections 78.195 and 78.211 and the assessment of our Board, all of the outstanding shares of our common stock are fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “BLNK.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is ClearTrust, LLC, Lutz, Florida.

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Blank Check Preferred Stock

We are authorized to issue 40,000,000 shares of preferred stock, par value $0.001 per share. Pursuant to our Articles of Incorporation, our Board of Directors (the “Board”) is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our Board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Provisions of the Nevada Revised Statutes and our Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred. Our Articles of Incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our company.

Board Vacancies to be filled by Remaining Directors. Our Bylaws provide that casual vacancies on the Board may be filled by the remaining directors then in office.

Removal of Directors by Stockholders. The Nevada Revised Statutes provide that directors may be removed by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Our Bylaws provide that directors may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Stockholder Action. Our Bylaws provide that special meetings of the stockholders may be called by the Board or such person or persons authorized by the Board.

Amendments to our Articles of Incorporation and Bylaws. Under the Nevada Revised Statutes, our Articles of Incorporation may not be amended by stockholder action alone. Except as otherwise provided in the Nevada Revised Statutes, amendments to our Articles of Incorporation require a board resolution approved by stockholders holding shares entitling them to exercise at least a majority of the voting power. Our Bylaws may be altered or repealed, and new Bylaws may be made, by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Our Board also has the power to make, adopt, alter, amend and repeal, from time to time, our Bylaws.

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Nevada Anti-Takeover Statute. We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes Sections 78.411 to 78.444) which generally prohibits an “interested stockholder” from entering into a “combination” with a Nevada corporation with 200 or more stockholders of record for two years after the date the person first became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the board of directors in advance, or the combination is approved by the board of directors and holders of at least 60% of the outstanding voting power not beneficially owned by the interested stockholder, and thereafter only if certain other conditions are met. An “interested stockholder” is generally a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or an affiliate or associate of the corporation who at any time within the prior two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the corporation.

Acquisition of Controlling Interest Statute. Nevada’s “acquisition of controlling interest” statutes (Nevada Revised Statutes Sections 78.378 to 78.3793) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These statutes provide generally that any person or entity that acquires a controlling interest in an “issuing corporation” obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders approved by the holders of a majority of the voting power of the corporation, excluding those shares as to which any interested stockholder (which includes the acquiring person and the corporation’s officers, directors and employees) exercises voting rights. These statutes apply, as of any date, only to Nevada corporations that have 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and that do business in Nevada directly or through an affiliated corporation, unless the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest provide otherwise. We do not currently believe that we are subject to these statutes; however, we may become subject to them in the future.

Limitations on Liability and Indemnification of Officers and Directors

Under Nevada Revised Statutes Section 78.138, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation, its stockholders or its creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation is rebutted and it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. Our Bylaws require us to indemnify our directors and former directors, and permit us to indemnify our officers, employees and agents, against costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, incurred by reason of their service to us. Our Bylaws also permit us to purchase and maintain insurance for the benefit of our directors, officers, employees and agents against certain liabilities. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

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DESCRIPTION OF OUR DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

●	the title;

●	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

○	incur additional indebtedness;

○	issue additional securities;

○	create liens;

○	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

○	redeem capital stock;

○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

○	make investments or other restricted payments;

○	sell or otherwise dispose of assets;

○	enter into sale-leaseback transactions;

○	engage in transactions with stockholders and affiliates;

○	issue or sell stock of our subsidiaries; or

○	effect a consolidation or merger;

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●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part may contain covenants that restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;

●	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 30 days after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the indenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the indenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

●	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee, to institute the proceeding as trustee; and

●	the indenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

●	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose; or

●	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.

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In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace mutilated, destroyed, lost or stolen debt securities of the series;

●	maintain paying agencies; and

●	compensate and indemnify the indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the indenture trustee in The City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

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DESCRIPTION OF OUR WARRANTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with our common stock, preferred stock, debt securities and/or rights offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants directly or under one or more warrant agreements. Each series of warrants issued under a warrant agreement will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements is subject to, and qualified in its entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of warrants.

If warrants for the purchase of our common stock or preferred stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

●	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

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●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	the number of warrants outstanding, if any;

●	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

●	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

●	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the currencies in which the warrants are being offered;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

●	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

●	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

●	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants begins and the date on which such right expires;

●	the number of warrants outstanding, if any;

●	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

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●	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

●	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	delivering to us or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

●	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●	delivering the warrant certificate representing the warrants to us or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when we receive or the warrant agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the common stock, preferred stock or debt securities that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

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Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:

●	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of our common stock or preferred stock, as applicable; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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DESCRIPTION OF OUR RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the price, if any, per right;

●	the exercise price payable for each share of common stock, share of preferred stock or debt security upon the exercise of the rights;

●	the number of rights issued or to be issued to each holder;

●	the number and terms of the shares of common stock, shares of preferred stock or debt securities that may be purchased per each right;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

●	the number of rights outstanding, if any;

●	a discussion of any material U.S. federal income tax considerations applicable to the rights;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

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DESCRIPTION OF OUR UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of our common stock, shares of our preferred stock, debt securities, warrants, rights or any combination of such securities. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	whether we will apply to have the units traded on a securities exchange or securities quotation system;

●	a discussion of any material U.S. federal income tax considerations applicable to the units; and

●	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	to or through underwriters;

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions other than on these exchanges or systems or in the over-the-counter market;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or agents or into an existing market for the securities;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	an accelerated securities repurchase program;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, the purchase price of the securities and the proceeds we will receive from the sale, any over-allotment option under which underwriters may purchase additional securities from us, any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the securities may be listed, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

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By Underwriters

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed may change from time to time. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

By Dealers

If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

By Agents

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

By Direct Sales

We may also directly sell securities offered by this prospectus. In this case, no underwriters or agents would be involved. We will describe the terms of those sales in the applicable prospectus supplement.

We may also sell securities through an internet or other electronic auction or bidding process. Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the internet or other electronic bidding process or auction.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

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We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Some or all of the securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in the applicable offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the applicable offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

22

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in our common stock, preferred stock, warrants, units and debt securities, as applicable, on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

23

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Akerman LLP, Tampa, Florida. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Blink Charging Co. for the year ended December 31, 2023 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon the report of Marcum LLP given on the authority of said firm as experts in accounting and auditing.

24

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus is a part, to register the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. You should read the registration statement and its exhibits for further information about us and the securities offered.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. Our reports are also available free of charge through our website, www.blinkcharging.com, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated by reference into this prospectus.

25

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and before we sell all the securities offered by this prospectus, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 30, 2026;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed with the SEC on May 11, 2026, and June 30, 2026, filed with the SEC on August 7, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 30, 2026, February 5, 2026, March 27, 2026, April 9, 2026, June 30, 2026, July 21, 2026, July 28, 2026 and October 16, 2026; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 7, 2018, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 2, 2020, including any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated by reference into this prospectus. We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement on Form S-3 to which this prospectus relates and prior to effectiveness of such registration statement. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained on or accessible through any websites, including www.blinkcharging.com, is not and shall not be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Blink Charging Co.

1489 West Warm Springs Rd., Suite 110

Henderson, Nevada 89014

Attention: Corporate Secretary

(305) 521-0200

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

26

The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 30, 2026

Prospectus Supplement

Up to $100,000,000

BLINK CHARGING CO.

Common Stock

We have entered into an at the market offering agreement, dated October 30, 2026 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Selling Agent”), Roth Capital Partners, LLC (“Roth”) and StoneX Financial Inc. (each, a “Sales Agent” and collectively, the “Sales Agents”) relating to shares of our common stock offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through the Selling Agent, as our selling agent, or directly to the Selling Agent, acting as principal.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Selling Agent may sell the shares of common stock offered hereby by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Selling Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The Selling Agent is not required to sell any specific number or dollar amount of shares, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of 3.0% of the gross proceeds from each sale of our shares of common stock. The amount of proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” for information relating to certain expenses of the Sales Agents to be reimbursed by us.

In connection with the sale of common stock on our behalf, the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” for more information.

Our common stock is traded on The Nasdaq Capital Market under the symbol “BLNK.” On October 28, 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.41 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying base prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and in the other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.	Roth Capital Partners

StoneX

Prospectus Supplement dated                      , 2026

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to the offering of shares of our common stock. Before buying any shares of our common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying base prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement. The second part, the accompanying base prospectus, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying base prospectus. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement.

We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We obtained statistical data, market data and other industry data, and forecasts used in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, market data and other industry data and forecasts used herein are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

The mark “Blink” is our registered trademark in the United States and in a number of other jurisdictions. We have registered other trademarks and also use certain trademarks, trade names and logos that have not been registered. We claim common law rights to unregistered trademarks, trade names and logos.

All references in this prospectus to “Blink,” “Blink Charging,” the “Company,” “we,” “us,” “our” or similar references refer to Blink Charging Co. and its consolidated subsidiaries, except where the context otherwise requires.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Forward-looking statements present our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, the adoption of EVs, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products and services;

●	increased levels of competition;

●	geopolitical crises, outbreaks of hostilities and acts of war, including those involving Russia and Ukraine and the Middle East, and the actions that have been and could be taken by other countries in response thereto, including sanctions;

●	the impact of trade tariffs and changes in trade policy;

●	our ability to regain and maintain compliance with the continued listing requirements of The Nasdaq Capital Market, including the minimum bid price requirement;

●	our ability to remediate the material weakness in our internal control over financial reporting;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with key customers;

●	adverse conditions in the industries in which our customers operate;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights; and

●	other risks, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made.

Certain of the market data and other statistical information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents are based on information from independent industry organizations and other third-party sources, including industry publications, surveys and forecasts. Some market data and statistical information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the electric vehicle (“EV”) industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Except to the extent required by U.S. federal securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying base prospectus carefully, as well as the documents incorporated by reference, before making an investment decision.

The Company

We are a leading owner, operator and provider of electric vehicle (“EV”) charging equipment and networked EV charging services in the U.S. and international markets for EVs. Our principal line of products and services consists of the Blink Network, a proprietary, cloud-based system that operates, maintains and manages Blink charging stations and handles the associated charging data, back-end operations and payment processing, and Blink EV charging equipment, also known as electric vehicle supply equipment (“EVSE”), together with other EV-related services. Fleets, property owners and managers, parking companies, and state and municipal entities (collectively, the “Property Partners”) use our services to monitor and manage their charging stations, and EV drivers use the Blink Network to find stations and pay for charging sessions.

We offer Level 2 charging equipment for commercial, residential and public locations, international Level 2 AC and DC products, DC fast charging equipment ranging from 30kW to 600kW, the Blink Network, the Blink Charging mobile applications for iOS and Android, and energy management and fleet management software.

To capture more revenues derived from providing EV charging equipment and to help differentiate Blink in the EV infrastructure market, Blink offers a comprehensive range of solutions for EV charging equipment and services that generally fall into one of the business models below, differentiated by who owns the equipment and who bears the costs of installation, equipment and maintenance, and the percentage of revenue shared.

●	In our Blink-owned turnkey business model, we incur the charging equipment and installation costs. We own and operate the EV charging station and provide connectivity of the charging station to the Blink Network. In this model, which favors recurring and repeat revenues, we incur most costs associated with the EV charging stations; thus, we retain substantially all EV charging revenues after deducting network connectivity and processing fees. Our agreement with the Property Partner typically lasts nine years, with extensions that can bring the term to 27 years.

●	In our Blink-owned hybrid business model, we incur the charging equipment costs while the Property Partner incurs the installation costs. We own and operate the EV charging station and provide connectivity to the Blink Network. In this model, since the Property Partner incurs the installation costs, we share more of the EV charging revenues with the Property Partner after deducting Blink Network connectivity and processing fees. Our agreement with the Property Partner typically lasts seven years, with extensions that can bring the term to 21 years.

●	In our host-owned business model, the Property Partner purchases, owns and operates the Blink EV charging station and incurs the installation costs. We work with the Property Partner by providing site recommendations, connectivity to the Blink Network, payment processing and optional maintenance services. In this model, the Property Partner retains all the EV charging revenues after deducting Blink Network connectivity and processing fees.

S-3

Recent Developments

In May 2025, we announced the BlinkForward Initiative, a strategic restructuring plan aimed at accelerating our path to profitability and enhancing operational efficiency, which included a significant reduction in our global workforce, reductions in other operating, general and administrative expenses, and a shift to contract manufacturing for our EV hardware. The transition to contract manufacturing was completed in January 2026, and we no longer maintain manufacturing facilities in-house. We have also focused on the expansion of our DC Fast Charging (“DCFC”) network through the deployment of high-speed chargers in strategic, high-utilization locations. In July 2025, we acquired Zemetric Inc. and its subsidiaries, which added software-driven fleet management and energy management services and a lower-cost Level 2 charger hardware lineup to our product offerings. As of June 30, 2026, there were approximately 48,015 chargers connected to the Blink Network, of which approximately 44,832 were Level 2 commercial chargers and approximately 2,039 were DCFC commercial chargers.

Under our BlinkForward Initiative, we reduced our global workforce from 513 to approximately 290 as of the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and in June 2026 terminated the lease for our former principal executive offices at 17301 Melford Boulevard, Bowie, Maryland.

On January 26, 2026, we received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that, based upon the closing bid price of our common stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). On July 28, 2026, we received a second notice from Nasdaq indicating that, while we had not yet regained compliance, we are eligible for an additional 180 calendar day period, or until January 25, 2027, to regain compliance, based in part on our written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. There can be no assurance that we will regain compliance with the minimum bid price requirement or otherwise maintain compliance with Nasdaq’s other listing requirements.

On June 5, 2026, we sold all of the outstanding common stock of Envoy Technologies, Inc. (“Envoy”), our electric vehicle car-sharing business, to BladeRanger Ltd. (“BladeRanger”), an unrelated third party, as part of our strategy to focus our resources on our core EV charging operations. The consideration consisted of $1.0 million in cash, subject to a post-closing working capital adjustment, and a $12.5 million convertible promissory note issued by Envoy, to which we assigned a fair value of zero. Car-sharing revenue is no longer included in our results after the sale date. Following the sale, we have provided transitional HR, finance, accounting, legal and technology services to Envoy on a cost-reimbursement basis under a transition services agreement with a term of six months, which, under the terms of the sale of Envoy by BladeRanger to CID described below, will not be extended beyond the closing date of that transaction.

On October 9, 2026, BladeRanger closed on its sale of Envoy to CID HoldCo, Inc., doing business as Dot Ai (“CID”), a publicly traded company whose common stock is listed on The Nasdaq Stock Market under the symbol “DAIC.” In connection with that transaction, the $12.5 million convertible promissory note issued to us by Envoy was amended so that, upon satisfaction of certain conditions, including approval by CID’s stockholders and effectiveness of a registration statement covering the resale of the CID shares to be issued to us, the note will convert into an aggregate of 2,166,667 shares of CID common stock, to be distributed to the holders of our common stock, pro rata and for no consideration. There can be no assurance that these conditions will be satisfied or that any such distribution will occur within the contemplated timeline or at all.

On October 29, 2026, we announced in a press release our plan to change our name and rebrand to “Blink Energy™,” reflecting our expansion across three complementary offerings: EV charging, energy management and battery energy storage.

Corporate Information

We were incorporated in Nevada in October 2006. Our principal executive offices are located at 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014, and our telephone number is (305) 521-0200. We maintain a website at www.BlinkCharging.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying base prospectus.

S-4

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying base prospectus.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding after this offering	Up to 389,103,603 shares of common stock (as more fully described in the notes following this table), assuming sales of 243,902,439 shares of our common stock in this offering at an assumed price of $0.41 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on October 28, 2026. The actual number of shares issued, if any, will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through the Selling Agent, acting as our agent, or directly to the Selling Agent, acting as principal. See the section titled “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, which may include the deployment of EV charging stations, working capital, and acquisitions. See the section titled “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	BLNK

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 145,201,164 shares of common stock outstanding as of October 29, 2026, and excludes, in each case as of October 29, 2026: 4,536,952 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $2.39 per share; 386,668 shares of our common stock issuable upon the exercise of outstanding stock options under our 2018 Incentive Compensation Plan, as amended (the “2018 Plan”), with a weighted-average exercise price of $16.03 per share; and 7,611,279 shares of our common stock issuable upon the vesting and settlement of outstanding restricted stock units under the 2018 Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding warrants or stock options, and no vesting or settlement of the restricted stock units, described above.

S-5

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, and all of the other information contained in this prospectus supplement and the accompanying base prospectus, and incorporated by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and related notes, before investing in our common stock. If any of the possible adverse events described below or in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

Risks Related to this Offering

Our common stock may be delisted from The Nasdaq Capital Market if we are unable to regain compliance with Nasdaq’s minimum bid price requirement, which could adversely affect the liquidity and market price of our common stock.

On January 26, 2026, we received a deficiency letter from Nasdaq notifying us that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2). On July 28, 2026, Nasdaq granted us an additional 180 calendar day period, or until January 25, 2027, to regain compliance. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the compliance period, although Nasdaq may, in its discretion, require a longer period. We have notified Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. There can be no assurance that we will be able to regain compliance, that any reverse stock split would result in a sustained increase in the market price of our common stock, or that we will maintain compliance with Nasdaq’s other continued listing requirements. If our common stock is delisted from Nasdaq, our common stock would likely be quoted on an over-the-counter market, which could significantly reduce the liquidity and market price of our common stock, impair our ability to raise capital, including through this offering, and cause us to no longer be eligible to use Form S-3 registration statements for certain offerings.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of $100,000,000 of shares of our common stock are sold in this offering at an assumed offering price of $0.41 per share (the last reported sale price of our common stock on The Nasdaq Capital Market on October 28, 2026), and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.05 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2026 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants and stock options and the vesting and settlement of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Selling Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Selling Agent, if any, after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Selling Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

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The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our Board of Directors (the “Board”), there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales, or the perception of future sales, may cause the market price of our common stock to decline.

Sales of a substantial number of shares under this offering, or the perception that such sales may occur, could cause the market price of our common stock to decline. Because we may sell shares continuously, sales under this offering may depress the market price over time. In addition, our outstanding restricted stock units, warrants and stock options, and any future issuances of common stock or securities convertible into common stock, could further dilute your investment and adversely affect the trading price of our common stock.

We may allocate our cash and cash equivalents, including the net proceeds from this offering, in ways that you and other stockholders may not approve.

Our management has broad discretion in the application of our cash, cash equivalents and marketable securities, including the net proceeds from this offering. Because of the number and variability of factors that will determine our use of our cash and cash equivalents, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash and cash equivalents in ways that ultimately increase the value of your investment. We currently expect to use our cash and cash equivalents, including the net proceeds from this offering, to fund general corporate purposes, which may include the deployment of EV charging stations, including DC fast charging; working capital; product development; and, potentially the costs of acquiring or investing in complementary businesses, products and technologies. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest our cash and cash equivalents in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash and cash equivalents, including the net proceeds from this offering, in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We do not intend to pay cash dividends on our common stock for the foreseeable future, and you must rely on increases in the market price of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, stockholders must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our Board and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors the Board deems relevant.

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Risks Related to our Business

We have a history of substantial net losses and expect losses to continue in the future; if we do not achieve and sustain profitability our financial condition could suffer.

We have experienced substantial net losses, and we expect to continue to incur losses for the foreseeable future. We incurred net losses of approximately $83.4 million, $201.3 million and $203.7 million for the years ended December 31, 2025, 2024 and 2023, respectively, and a net loss of approximately $17.6 million for the six months ended June 30, 2026. As of June 30, 2026, we had net working capital of approximately $10.3 million and an accumulated deficit of approximately $840 million. We have not yet achieved profitability.

If our revenue grows slower than we anticipate, or if our operating expenses are higher than we expect, we may not be able to achieve profitability and our financial condition could suffer. We can give no assurance that we will ever achieve profitable operations. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Whether we can achieve cash flow levels sufficient to support our operations cannot be accurately predicted. We may need to borrow additional funds or sell our equity or debt securities, or some combination of both, to provide funding for our operations in the future. Such additional funding may not be available on commercially reasonable terms, or at all.

We will need additional capital to fund our growing operations but cannot assure you that we will be able to obtain sufficient capital from this offering or from other potential sources, and we may have to limit the scope of our operations or take actions that may dilute your financial interest.

We currently need additional capital to fund our growing operations. The proceeds from this offering, if any, and funds from other potential sources, along with our cash and cash equivalents, may not be sufficient to fund our operations for the near future and we may not be able to obtain additional financing. If adequate additional financing is not available on commercially reasonable terms or available at all, we may not be able to undertake expansion or continue our marketing efforts and we would have to modify our business plans accordingly. The extent of our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products and/or services by our competition; (iii) the level of our investment in research and product development; (iv) the amount of our capital expenditures, including acquisitions; and (v) our growth. We cannot assure you that we will be able to obtain capital in the future to meet these needs. We cannot be certain the amount of proceeds that will be generated from this offering or that additional funding and incremental working capital will be available to us on acceptable terms, if at all, or that it will exist in a timely and/or adequate manner to allow for the proper execution of our near and long-term business strategy. If sufficient funds are not available on terms and conditions acceptable to management and stockholders, we may be required to delay, reduce the scope of, or eliminate further development of our business operations.

Even if we obtain requisite financing, it may be on terms not favorable to us, it may be costly and it may require us to agree to covenants or other provisions that will favor new investors over existing stockholders or other restrictions that may adversely affect our business. Additional funding, if obtained, may also result in significant dilution to our stockholders.

Our revenue growth ultimately depends on consumers’ willingness to adopt electric vehicles in a market that is still in its early stages.

Our growth is highly dependent upon the adoption by consumers of EVs, and we are subject to a risk of any reduced demand for EVs. If the market for EVs does not gain broader market acceptance or develops slower than we expect, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements, long development cycles for EV original equipment manufacturers, and changing consumer demands and behaviors. Factors that may influence the purchase and use of alternative fuel vehicles, specifically EVs, include:

●	perceptions about EV quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of EVs;

●	the limited range over which EVs may be driven on a single battery charge and concerns about running out of power while in use;

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●	limitations in the development of battery technology;

●	concerns regarding the stability of the electrical grid and the rising price of electricity;

●	improvements in the fuel economy of the internal combustion engine;

●	the initial cost of purchasing EVs compared to conventional gas-powered automobiles;

●	the number, price and variety of EV models available for purchase;

●	consumers’ desire and ability to purchase a luxury automobile or one that is perceived as exclusive;

●	EV supply chain disruption including availability of certain components such as semiconductors, microchips and lithium, availability of batteries and battery materials, and geopolitical, tariff and trade issues that may disrupt the EV supply chain;

●	volatility in the cost of oil and gasoline and the impact of international conflicts;

●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of EV charging systems and consumers’ perceptions about convenience and cost to charge an EV; and

●	the availability of tax and other governmental incentives to purchase and operate EVs or future regulation requiring increased use of zero emission vehicles.

The influence of any of the factors described above may negatively impact the widespread consumer adoption of EVs, which would materially and adversely affect our business, operating results, financial condition and prospects.

In addition, under Public Law 119-21, enacted on July 4, 2025 and commonly known as the One Big Beautiful Bill Act, the federal new clean vehicle, previously-owned clean vehicle and qualified commercial clean vehicle tax credits are not allowed for vehicles acquired after September 30, 2025, and the alternative fuel vehicle refueling property credit, which had been available for qualifying EV charging equipment, is not allowed for property placed in service after June 30, 2026. The elimination of these governmental incentives may reduce demand for EVs and for our EV charging equipment and services.

Changes to corporate average fuel economy standards may negatively impact the EV market, which would adversely affect our business.

To meet higher fuel efficiency and greenhouse gas emission standards for passenger vehicles, automobile manufacturers are increasingly using technologies, such as turbocharging, direct injection and higher compression ratios, which require high octane gasoline. If fuel efficiency of vehicles continues to rise, and the affordability of internal combustion vehicles increases, the demand for electric vehicles could diminish. If consumers no longer purchase EVs, or purchase fewer EVs, it would materially and adversely affect our business, operating results, financial condition and prospects.

Our quarterly operating results may fluctuate significantly.

We expect that our operating results may be subject to substantial quarterly fluctuations. If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

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We rely on a limited number of vendors for our EV charging equipment and related support services. The loss of any of these partners would negatively affect our business.

We rely on a limited number of vendors for design, transfer review, manufacturing, and testing of EV charging equipment which is generally sole sourced with respect to components as well as aftermarket maintenance and warranty services. The reliance on a limited number of vendors increases our risks, since we do not currently have proven reliable alternative or replacement vendors beyond these key parties. In the event of production interruptions or supply chain disruptions including but not limited to availability of certain key components such as semiconductors, we may not be able to take advantage of increased production from other sources or develop alternate or secondary vendors without incurring material additional costs and substantial delays. Therefore, our business would be adversely affected if one or more of our vendors were impacted by any interruption at a particular location.

If we or our suppliers experience a significant increase in demand, or if we need to replace an existing supplier, we may not be able to supplement service or replace them on acceptable terms, which may impact our ability to install chargers in a timely manner. Thus, the loss of any significant vendor would have an adverse effect on our business, financial condition and operating results.

The enactment of legislation implementing changes in tax legislation or policies in different geographic jurisdictions including the United States and several European countries could materially impact our business, financial condition and results of operations.

We conduct business globally and file income tax returns in multiple jurisdictions. Our consolidated effective income tax rate could be materially adversely affected by several factors, including: changing tax laws, regulations and treaties, or the interpretation thereof (such as the United States Inflation Reduction Act of 2022 which, among other changes, introduced a 15% corporate minimum tax on certain United States corporations and a 1% excise tax on certain stock redemptions by United States corporations); the U.S. corporate alternative minimum tax (CAMT), effective for taxable years beginning after December 31, 2022, which imposes a 15% minimum tax on the adjusted financial statement income of certain large corporations; tax policy initiatives and reforms under consideration (such as those related to the Organization for Economic Co-operation and Development’s Base Erosion and Profit Shifting, or BEPS, project, the European Commission’s state aid investigations and other initiatives); the ongoing global implementation of the OECD’s Pillar Two framework, establishing a 15% global minimum tax, which may impact multinational tax planning strategies; the practices of tax authorities in jurisdictions in which we operate; the resolution of issues arising from tax audits or examinations and any related interest or penalties. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends, royalties and interest paid. Additionally, some U.S. state-level tax reforms may influence our overall tax obligations depending on our operational footprint.

We are unable to predict what tax reforms may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices in jurisdictions in which we operate, could increase the estimated tax liability that we have expensed to date and paid or accrued on our Consolidated Statement of Financial Position, and otherwise affect our future results of operations, cash flows in a particular period and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders and increase the complexity, burden and cost of tax compliance.

War, terrorism, other acts of violence or natural or human-made disasters may affect the markets in which we operate, our customers, our delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

Our business may be adversely affected by instability, disruption or destruction in a geographic region in which we operate, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or human-made disasters, including famine, flood, fire, earthquake, storm or public health crises. Such events may cause customers to suspend their decisions on using our services, make it impossible for us to render our services, cause restrictions, and give rise to sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our personnel and to physical facilities and operations, which could materially adversely affect our financial results.

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Further, the current Russia-Ukraine and Middle East conflicts have created extreme volatility in the global financial markets and are expected to have further global economic consequences, including disruptions of the global supply chain and energy markets and heightened volatility of commodity and raw material prices. In addition, recently there has been increasing geopolitical tension between China and Taiwan that may affect future shipments from Taiwan based electronics suppliers for certain of our EV chargers. Any such volatility or disruptions may have adverse consequences for us or the third parties on whom we rely. If the equity and credit markets deteriorate, including as a result of political unrest or war, it may make any necessary debt or equity financing more difficult to obtain in a timely manner or on favorable terms, more costly or more dilutive. Our business, financial condition and results of operations may be materially and adversely affected by any negative impact on the global economy, capital markets or commodity and raw material prices resulting from the conflicts in Ukraine and the Middle East, the geopolitical tensions between China and Taiwan or any other geopolitical tensions.

We may be unable to successfully integrate recent acquisitions in a cost-effective and non-disruptive manner.

Our success depends on our ability to grow our business and enhance and broaden our product offerings in response to changing customer demands, competitive pressures and advances in technologies. We continue to search for viable acquisition candidates or strategic alliances that would expand our market presence and enhance our operating margins. Accordingly, we have previously and may in the future pursue the acquisition of, investments in or joint ventures relating to, new businesses, products or technologies as a part of our growth strategy instead of developing them internally. Our future success will depend, in part, upon our ability to manage the expanded business following these transactions, including challenges related to the management and monitoring of new operations and associated increased costs and complexity associated with our past acquisitions, as well as future acquisitions. Other risks involving potential future and completed acquisitions and strategic investments include:

●	risks associated with conducting due diligence;

●	problems integrating the purchased businesses, products and technologies;

●	inability to achieve the anticipated synergies and overpaying for acquisitions or unanticipated costs associated with acquisitions;

●	invalid sales assumptions for potential acquisitions;

●	issues maintaining uniform standards, procedures, controls and policies;

●	diversion of management’s attention from our core business;

●	adverse effects on existing business relationships with suppliers, distributors and customers;

●	risks associated with entering new markets in which we have limited or no experience;

●	potential loss of key employees of acquired businesses; and

●	increased legal, accounting and compliance costs.

We compete with other companies for these opportunities, and we may be unable to consummate such acquisitions or joint ventures on commercially reasonable terms, or at all. In addition, acquired businesses may have ongoing or potential liabilities, legal claims (including tort and/or personal injury claims) or adverse operating issues that we fail to discover through due diligence prior to the acquisition.

Even if we are aware of such liabilities, claims or issues, we may not be able to accurately estimate the magnitude of the related liabilities and damages. In particular, to the extent that prior owners of any acquired businesses or properties failed to comply with or otherwise violated applicable laws or regulations, failed to fulfill their contractual obligations to their customers, or failed to satisfy legal obligations to employees or third parties, we, as the successor, may be financially responsible for these violations and failures and may suffer reputational harm or otherwise be adversely affected. Acquisitions also frequently result in the recording of goodwill and other intangible assets which are subject to potential impairment in the future that could harm our financial results. If we were to issue additional equity in connection with such acquisitions, this may dilute our stockholders.

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The risk of loss of our intellectual property, trade secrets or other sensitive business or customer confidential information, and disruption of operations due to cyberattacks or data breaches could negatively impact our financial results.

Cyberattacks or data breaches could compromise confidential, business-critical information, cause disruptions in our operations, expose us to potential litigation or harm our reputation. We have important assets, including intellectual property, trade secrets, and other sensitive business-critical and/or confidential information which may be vulnerable to such incidents. While we have a comprehensive cybersecurity program that is continually reviewed, maintained and upgraded, we cannot assure that we are invulnerable to cyberattacks and data breaches which, if significant, could negatively impact our business and financial results.

Risks Associated with Our Securities

Our common stock price fluctuated significantly in 2025 and is likely to continue to fluctuate from its current level in 2026.

The market price of shares of our common stock fluctuated significantly in 2025 and is likely to continue to fluctuate from its current level in 2026. During 2025, for example, the closing price of our shares ranged from a low of $0.64 per share to a high of $2.50 per share and, through October 28, 2026, our stock price this year ranged from a low of $0.38 per share to a high of $0.96 per share. Future announcements concerning the introduction of new products, services or technologies or changes in product pricing policies by us or our competitors or changes in earnings estimates by analysts, among other factors, could cause the market price of our common stock to fluctuate substantially. Also, stock markets have experienced extreme price and volume volatility in the last twelve months. This volatility has had a substantial effect on the market prices of securities of many public companies for reasons frequently unrelated to the operating performance of specific companies. EV and related companies like us, as a group, have experienced these broad market fluctuations, which have caused declines in the market prices of their common stock. Investors seeking short-term liquidity should be aware that we cannot provide assurance that our stock price will increase to previously higher levels.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to further price volatility in our common stock.

Investors may purchase shares of our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of our common stock until investors with short exposure are able to purchase additional shares of common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in shares of our common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares necessary to cover their short position the price of our common stock may decline.

We have identified a material weakness in our internal control over financial reporting, which, if not remediated, could result in material misstatements in our financial statements and adversely affect investor confidence and the market price of our common stock.

As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2025, management concluded that our internal control over financial reporting was not effective as of December 31, 2025 due to a material weakness relating to the information and communication component of the COSO framework, and our independent registered public accounting firm issued an adverse opinion on the effectiveness of our internal control over financial reporting as of that date. Our chief executive officer and chief financial officer also concluded that our disclosure controls and procedures were not effective as of June 30, 2026. Although we are implementing remediation measures, we cannot assure you that these measures will be sufficient to remediate the material weakness or prevent future material weaknesses. If we are unable to remediate the material weakness or otherwise maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial results, which could cause investors to lose confidence in our reported financial information, subject us to regulatory investigations or sanctions, and adversely affect the market price of our common stock.

We have a significant number of shares of common stock issuable upon exercise of outstanding warrants and stock options, and the issuance of such shares could have a significant dilutive impact on our stockholders.

As of October 29, 2026, we had outstanding warrants to purchase 4,536,952 shares of common stock, stock options to purchase 386,668 shares of common stock and restricted stock units covering 7,611,279 shares of common stock. Our Articles of Incorporation authorize us to issue up to 500 million shares of common stock, which would permit us to issue up to an additional approximately 342.3 million authorized, unissued shares of common stock, after giving effect to the approximate number of shares of common stock currently outstanding and the number of shares reserved for issuance under outstanding warrants, stock options and restricted stock units. Accordingly, we have the ability to issue a substantial number of additional shares of common stock in the future, which would dilute the percentage ownership held by existing stockholders.

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Sales of a substantial number of shares of our common stock in the public market could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.

Our Articles of Incorporation grant our Board the power to issue additional shares of common and preferred stock and to designate additional series of preferred stock, all without stockholder approval.

We are authorized to issue 540,000,000 shares of capital stock, of which 40,000,000 shares are authorized as preferred stock. Our Board, without any action by our stockholders, may designate and issue shares of preferred stock in such series as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights, provided it is consistent with Nevada law.

The rights of holders of our preferred stock that may be issued could be superior to the rights of holders of our shares of common stock. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock. Further, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then-current holders of our capital stock and may dilute our book value per share.

Certain provisions of our corporate governing documents and Nevada law could discourage, delay or prevent a merger or acquisition at a premium price.

Certain provisions of our organizational documents and Nevada law could discourage potential acquisition proposals, delay or prevent a change in control of our company, or limit the price that investors may be willing to pay in the future for shares of our common stock. For example, our Articles of Incorporation and Bylaws permit us to issue, without any further vote or action by stockholders, up to 40,000,000 shares of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional, and other special rights, if any, and any qualifications, limitations or restrictions of the shares of the series.

If securities or industry analysts do not publish research or reports about our business or publish inaccurate or unfavorable research reports about our business, our share price and/or trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us from time to time should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Our business could be negatively affected as a result of actions of activist shareholders, and such activism could impact the trading value of our securities.

Shareholders may, from time to time, engage in proxy solicitations or advance shareholder proposals, or otherwise attempt to effect changes and assert influence on our Board and management. Activist campaigns that contest or conflict with our strategic direction or seek changes in the composition of our Board could have an adverse effect on our operating results and financial condition. A proxy contest would require us to incur significant legal and advisory fees, proxy solicitation expenses and administrative and associated costs and require significant time and attention by our Board and management, diverting their attention from the pursuit of our business strategy. Any perceived uncertainties as to our future direction and control, our ability to execute on our strategy, or changes to the composition of our Board or senior management team arising from a proxy contest could lead to the perception of a change in the direction of our business or instability which may result in the loss of potential business opportunities, make it more difficult to pursue our strategic initiatives, or limit our ability to attract and retain qualified personnel and business partners, any of which could adversely affect our business and operating results. If individuals are ultimately elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create additional value for our shareholders. We may choose to initiate, or may become subject to, litigation as a result of a proxy contest or matters arising from a proxy contest, which would serve as a further distraction to our Board and management and would require us to incur significant additional costs. In addition, actions such as those described above could cause significant fluctuations in our stock price based upon temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of our business.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions, expenses, and proceeds to us, if any, are not determinable at this time but will be reported in our periodic reports.

We currently intend to use the net proceeds, if any, from the sale of shares of our common stock offered by us for general corporate purposes, which may include the deployment of EV charging stations, including DC fast charging; working capital; product development and, potentially, the costs of acquiring or investing in complementary businesses, products and technologies. We currently have no definitive commitments or agreements with respect to any such acquisitions or investments.

Pending use of the proceeds as described above, we intend to invest most of the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as the timing and progress of our EV charging station deployment efforts, the timing and progress of any partnering and collaboration efforts and technological advances. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received by us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

Any portion of the $100,000,000 included in this prospectus supplement not previously sold or included in an active placement notice pursuant to the Sales Agreement, may be later made available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares have been sold under the Sales Agreement, the full $100,000,000 of shares of common stock may be later made available for sale in other offerings pursuant to the accompanying base prospectus.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, general business conditions, contractual limitations and other factors that our Board may deem relevant.

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DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is total tangible assets (meaning total assets less goodwill and intangible assets) less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2026 was approximately $41.3 million, or $0.29 per share based on 143,779,491 shares of common stock outstanding as of June 30, 2026.

After giving effect to the assumed sale of shares of our common stock in this offering having an aggregate offering price of $100,000,000 at an assumed offering price of $0.41 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on October 28, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $137.9 million, or approximately $0.36 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.07 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.05 per share to new investors participating in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share		$0.41
Net tangible book value per share as of June 30, 2026	$0.29
Increase per share attributable to the offering	$0.07
As adjusted net tangible book value per share after this offering		$0.36
Dilution per share to investors participating in this offering		$0.05

The above discussion and table are based on 143,779,491 shares of our common stock outstanding as of June 30, 2026, and exclude, in each case as of such date, 4,652,540 shares of our common stock issuable upon the exercise of outstanding warrants, 424,437 shares of our common stock issuable upon the exercise of outstanding stock options under the 2018 Plan and 7,122,143 shares of our common stock issuable upon settlement of outstanding restricted stock units under the 2018 Plan.

To the extent that any of these warrants or stock options are exercised, restricted stock units vest and settle, new awards are issued under the 2018 Plan and subsequently exercised or we issue additional shares of common stock or securities convertible and exercisable into shares of common stock in the future, there will be further dilution to investors participating in this offering.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agents under which we may offer and sell from time to time up to $100,000,000 of our common stock through the Selling Agent, acting as our agent, or directly to the Selling Agent, acting as principal. The Sales Agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus supplement forms a part. Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Selling Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Upon delivery of a placement notice, the Selling Agent may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Selling Agent. We will designate the maximum amount of common stock to be sold through the Selling Agent on a daily basis. Subject to the terms and conditions of the Sales Agreement, the Selling Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Selling Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Selling Agent may suspend the offering of the common stock being made through the Selling Agent under the Sales Agreement at any time.

The Sales Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of 3.0% of the gross proceeds from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agents for certain specified expenses, including the reasonable fees and disbursements of their legal counsel, in an amount not to exceed $50,000 in connection with the filing of this prospectus supplement, in addition to up to a maximum of $3,500 per due diligence update session conducted in connection with each such date the Company files its Quarterly Reports on Form 10-Q, its Annual Report on Form 10-K and amendments or supplements to the Registration Statement, the accompanying prospectus, or any prospectus supplement. We estimate that the total expenses of the offering payable by us, excluding commissions and reimbursements payable to the Sales Agents under the Sales Agreement, will be approximately $342,000.

Settlement for sales of common stock will occur on the first business day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which any sales are made, or on some other date that is agreed upon by us and the Selling Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Selling Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Selling Agent is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of the common stock on our behalf, the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.

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We will report at least quarterly the number of shares of common stock sold through the Sales Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of common stock.

To the extent required by Regulation M under the Exchange Act, each Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

The offering of our common stock pursuant to the Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement or as otherwise permitted therein. We may terminate the Sales Agreement upon written notice to the Sales Agents in accordance with the Sales Agreement, and each Sales Agent may terminate the Sales Agreement with respect to itself at any time upon written notice to us.

Each Sales Agent and/or its affiliates may have in the past and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees. In the course of their business, each Sales Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities. Each Sales Agent and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such securities and instruments. This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by each Sales Agent, who may distribute this prospectus supplement and the accompanying base prospectus electronically.

Our common stock is traded on The Nasdaq Capital Market under the trading symbol “BLNK.” The transfer agent for our common stock is ClearTrust, LLC.

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DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the terms of our common stock, which is registered under Section 12(b) of the Exchange Act. The following description is qualified in its entirety by reference to our Articles of Incorporation and Bylaws, each of which is incorporated by reference in this prospectus supplement, and certain applicable provisions of the Nevada Revised Statutes.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share. As of October 29, 2026, 145,201,164 shares of common stock were issued and outstanding, and no shares of preferred stock were issued or outstanding.

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock may, pursuant to Article VI of our Bylaws, receive dividends out of funds legally available if our board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future.

Voting Rights. In accordance with Nevada Revised Statutes Section 78.350, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Articles of Incorporation.

No Preemptive or Similar Rights. In accordance with Nevada Revised Statutes Section 78.267, our common stock is not entitled to preemptive rights. Our common stock is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distribution. In accordance with Nevada Revised Statutes Sections 78.565 to 78.620, if we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable among the holders of our common stock and our participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable. In accordance with Nevada Revised Statutes Sections 78.195 and 78.211 and the assessment of our Board, all of the outstanding shares of our common stock are fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “BLNK.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is ClearTrust, LLC, Lutz, Florida.

Blank Check Preferred Stock

We are authorized to issue 40,000,000 shares of preferred stock, par value $0.001 per share. Pursuant to our Articles of Incorporation, our Board of Directors (the “Board”) is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our Board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series.

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Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Provisions of the Nevada Revised Statutes and our Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred. Our Articles of Incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our company.

Board Vacancies to be filled by Remaining Directors. Our Bylaws provide that casual vacancies on the Board may be filled by the remaining directors then in office.

Removal of Directors by Stockholders. The Nevada Revised Statutes provide that directors may be removed by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Our Bylaws provide that directors may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Stockholder Action. Our Bylaws provide that special meetings of the stockholders may be called by the Board or such person or persons authorized by the Board.

Amendments to our Articles of Incorporation and Bylaws. Under the Nevada Revised Statutes, our Articles of Incorporation may not be amended by stockholder action alone. Except as otherwise provided in the Nevada Revised Statutes, amendments to our Articles of Incorporation require a board resolution approved by stockholders holding shares entitling them to exercise at least a majority of the voting power. Our Bylaws may be altered or repealed, and new Bylaws may be made, by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Our Board also has the power to make, adopt, alter, amend and repeal, from time to time, our Bylaws.

Nevada Anti-Takeover Statute. We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes Sections 78.411 to 78.444) which generally prohibits an “interested stockholder” from entering into a “combination” with a Nevada corporation with 200 or more stockholders of record for two years after the date the person first became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the board of directors in advance, or the combination is approved by the board of directors and holders of at least 60% of the outstanding voting power not beneficially owned by the interested stockholder, and thereafter only if certain other conditions are met. An “interested stockholder” is generally a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or an affiliate or associate of the corporation who at any time within the prior two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the corporation.

Acquisition of Controlling Interest Statute. Nevada’s “acquisition of controlling interest” statutes (Nevada Revised Statutes Sections 78.378 to 78.3793) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These statutes provide generally that any person or entity that acquires a controlling interest in an “issuing corporation” obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders approved by the holders of a majority of the voting power of the corporation, excluding those shares as to which any interested stockholder (which includes the acquiring person and the corporation’s officers, directors and employees) exercises voting rights. These statutes apply, as of any date, only to Nevada corporations that have 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and that do business in Nevada directly or through an affiliated corporation, unless the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest provide otherwise. We do not currently believe that we are subject to these statutes; however, we may become subject to them in the future.

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Limitations on Liability and Indemnification of Officers and Directors

Under Nevada Revised Statutes Section 78.138, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation, its stockholders or its creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation is rebutted and it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. Our Bylaws require us to indemnify our directors and former directors, and permit us to indemnify our officers, employees and agents, against costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, incurred by reason of their service to us. Our Bylaws also permit us to purchase and maintain insurance for the benefit of our directors, officers, employees and agents against certain liabilities. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

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LEGAL MATTERS

Akerman LLP, Tampa, Florida, will pass upon the validity of the issuance of the common stock offered by this prospectus supplement as our counsel. Ellenoff Grossman & Schole, LLP, New York, New York is counsel for the Sales Agents in connection with this offering.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Blink Charging Co. for the year ended December 31, 2023 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon the report of Marcum LLP given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement, of which this prospectus supplement and the accompanying base prospectus are a part, under the Securities Act, to register the shares of common stock offered by this prospectus supplement. However, this prospectus supplement and the accompanying base prospectus do not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. Our reports are also available through our website, www.blinkcharging.com, as soon as reasonably practicable after we file them, or furnish them to, the SEC. Information on our website is not incorporated by reference into this prospectus supplement and the accompanying base prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file subsequently with the SEC will automatically update this prospectus supplement. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after initial filing of the registration statement that contains the prospectus and prior to the time that we sell all the securities offered by this prospectus supplement (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 30, 2026;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed with the SEC on May 11, 2026, and June 30, 2026, filed with the SEC on August 7, 2026;
●	Our Current Reports on Form 8-K filed with the SEC on January 30, 2026, February 5, 2026, March 27, 2026, April 9, 2026, June 30, 2026, July 21, 2026, July 28, 2026 and October 16, 2026 (other than any portions thereof deemed furnished and not filed); and
●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 7, 2018, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 2, 2020, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Blink Charging Co.

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

(305) 521-0200

Attn: Corporate Secretary

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Up to $100,000,000

Common Stock

Blink Charging Co.

Prospectus Supplement

H.C. Wainwright & Co.

Roth Capital Partners

StoneX

                      , 2026

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee	$14,760	(2)
FINRA filing fee		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing fees and expenses		(1)
Transfer agent fees and expenses		(1)
Trustee fees and expenses		(1)
Miscellaneous expenses		(1)
Total expenses		$(1)

(1)	These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
(2)

In accordance with Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with the securities registered in the registration statement on Form S-3 (File No. 333-275123), $100,000,000 of which remain unsold, will continue to be carried forward and applied to the securities registered under this registration statement. Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

Item 15. Indemnification of Directors and Officers.

Nevada Corporate Law

Section 78.7502 of the Nevada Revised Statutes permits a Nevada corporation to indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, to which the person is, or is threatened to be made, a party by reason of such service, if the person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In an action or suit by or in the right of the corporation, indemnification under Section 78.7502 is limited to expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of the action or suit, and may not be made for any claim, issue or matter as to which the person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Unless ordered by a court or advanced pursuant to Section 78.751(2) of the Nevada Revised Statutes, discretionary indemnification under Section 78.7502 may be made only as authorized in each specific case upon a determination that indemnification is proper under the circumstances, made by the stockholders, by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or by independent legal counsel in a written opinion if a majority vote of such a quorum so orders or if such a quorum cannot be obtained. Section 78.751 of the Nevada Revised Statutes requires a Nevada corporation to indemnify any director, officer, employee or agent, to the extent that the person is successful on the merits or otherwise in defense of any such action, suit or proceeding, including an action by or in the right of the corporation, or any claim, issue or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including attorney’s fees. Unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, Section 78.751 also permits the corporation to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. Section 78.752 of the Nevada Revised Statutes permits a Nevada corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such a capacity for another enterprise, for any liability asserted against the person and liability and expenses incurred by the person in such capacity, or arising out of the person’s status as such, whether or not the corporation has the authority to indemnify the person against such liability and expenses.

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Under Nevada Revised Statutes Section 78.138, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation, its stockholders or its creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation is rebutted and it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. Our Bylaws require us to indemnify our directors and former directors, and permit us to indemnify our officers, employees and agents, against costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, incurred by reason of their service to us. Our Bylaws also permit us to purchase and maintain insurance for the benefit of our directors, officers, employees and agents against certain liabilities. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Indemnification Agreements

We have entered or intend to enter into separate indemnification agreements with all of our directors and executive officers, in addition to indemnification provided for in our Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity. We believe that these provisions in our Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the indemnification provisions of our Bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is incorporated by reference as an exhibit to this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16. Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

1.2**	At the Market Offering Agreement, dated October 30, 2026, between Blink Charging Co. and the Managers.

3.1	Articles of Incorporation, as amended most recently on August 17, 2017 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed by the Registrant on April 17, 2018).

3.2	Bylaws, as amended most recently on January 29, 2018 (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by the Registrant on April 17, 2018).

4.1*	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.2*	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.3*	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.4**	Form of Senior Indenture between the Registrant and a trustee to be named.

4.5**	Form of Subordinated Debt Indenture between the Registrant and a trustee to be named.

4.6*	Form of Senior Note.

4.7*	Form of Subordinated Note.

4.8*	Form of Rights Agreement and Rights Certificate.

4.9*	Form of Unit Agreement.

5.1**	Opinion of Akerman LLP relating to the base prospectus.

5.2**	Opinion of Akerman LLP relating to the at-the-market offering prospectus supplement.

23.1**	Consent of Akerman LLP (included in its opinion filed as Exhibit 5.1).

23.2**	Consent of Akerman LLP (included in its opinion filed as Exhibit 5.2).

23.3**	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.4**	Consent of Marcum LLP, independent registered public accounting firm.

24.1**	Power of Attorney (included on the signature page of this Registration Statement).

25.1***	Form T-1 Statement of Eligibility of Trustee.

107**	Filing Fee Table.

*	To the extent required, to be filed either by an amendment to the Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 and incorporated herein by reference.

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Henderson, Nevada, on October 30, 2026.

BLINK CHARGING CO.

By:	/s/ Michael C. Battaglia
Michael C. Battaglia
President and Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael C. Battaglia and Michael Bercovich, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael C. Battaglia	President, Chief Executive Officer and Director (principal executive officer)	October 30, 2026
Michael C. Battaglia

/s/ Michael Bercovich	Chief Financial Officer (principal financial and accounting officer)	October 30, 2026
Michael Bercovich

/s/ Ritsaart J.M. van Montfrans	Chairman of the Board	October 30, 2026
Ritsaart J.M. van Montfrans

/s/ Glen Moller	Director	October 30, 2026
Glen Moller

/s/ Jack Levine	Director	October 30, 2026
Jack Levine

/s/ Dennis C. Schemm	Director	October 30, 2026
Dennis C. Schemm

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